Exhibit 23.2

FAX (303) 623-4258

621 SEVENTEENTH STREET	SUITE 1550	DENVER, COLORADO 80293
TELEPHONE (303) 623-9147

Consent of Ryder Scott Company, L.P.

Samson Oil & Gas Limited

Level 36, Exchange Plaza

2 The Esplanade

Perth, Western Australia 6000

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement and related prospectus (Post-Effective Amendment No. 1 to Form F-3 on Form S-3 No. 333-161199) of Samson Oil & Gas Limited (the “Registration Statement”) of the name Ryder Scott Company, L.P.; to the incorporation by reference into the Registration Statement of our report dated August 3, 2011 attached as Exhibit 99 to the Annual Report on Form 10-K of Samson Oil & Gas Limited; and to the references to our reports on Samson Oil & Gas Limited’s proved natural gas and oil reserves estimates as of June 30, 2011 and June 30, 2010. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts”.

Very truly yours, /s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

Denver, Colorado

February 16, 2012

1100 LOUISIANA, SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849

1200, 530-8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 358	TEL (403) 262-2799	FAX (403) 262-2790